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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 August 7, 2003

ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC.
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	333-82363 (Commission File No.)	91-1921377 (IRS Employer Identification No.)
600 Telephone Avenue, Anchorage, Alaska 99503 (Address of principal executive offices)

Registrant's telephone number, including area code (907) 297-3000

N.A.
(Former name or former address, if changed since last report.)

Item 5.    Other Events and Required FD Disclosure.

        On August 7, 2003, Alaska Communications Systems Holdings, Inc. (the "Company") announced it was proposing to offer $175 million of senior notes due 2011 (the "Notes") through a private placement to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. The purpose of the private placement is to recapitalize the company through the issuance of the Notes, the simultaneous entering into of a new bank credit agreement relating to a term loan facility in an aggregate principal amount of $200 million and a revolving credit facility in a principal amount of $50 million, and the repayment in full of approximately $320.7 million in borrowings under the Company's existing bank credit facility with a portion of the net proceeds from the Notes and the new term loan facility. The remaining net proceeds will finance general corporate needs of the Company. These events are the subject of the press release issued by the Company on August 7, 2003. The full text of the press release, dated August 7, 2003, regarding the proposed senior notes offering, is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

        The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered. The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

        On May 8, 2003, the Company completed the sale of a majority interest in the newly formed ACS Media, LLC ("the Directories Business") through an initial public offering in Canada. Prior to this transaction, the Company reported its Directories Business as a separate segment. As a result of this sale, the Company is no longer directly engaged in the day-to-day management of that business and therefore, the Directories Business no longer constitutes a reportable segment. The remaining segments of the Company for financial reporting purposes are local telephone, wireless, Internet, Interexchange, and all other.

        Unrelated to the change in the segment reporting structure discussed above, Alaska Communications Systems Group, Inc. ("ACS Group") and the Company's subsidiaries are guarantors under the Company's senior subordinated notes. All ACS Group's and the Company's subsidiaries are 100% wholly-owned. The guarantees are full and unconditional. In addition, all guarantees are joint and several. Accordingly, the Company is required to disclose condensed consolidating financial statement information.

        In the June 30, 2003 quarterly reports filed on Form 10-Q, the Company presented financial data reflecting the change in reportable segments as well as condensed consolidating financial information. The Company is filing this Form 8-K to (1) enable investors to compare the previous years' reporting of this financial data to the new segment reporting structure and (2) to update the previous years' reporting to reflect the required consolidating financial information. The new segment reporting structure does not affect consolidated operating revenues or net income.

        This Form 8-K includes as Exhibits 99.2 and 99.3 certain updates to the information contained in the Company's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the three months ended June 30, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibit No.	Exhibit Description
	99.1	Company Press Release, dated Thursday, August 7, 2003.
	99.2	Consolidated financial statements of Alaska Communications Systems Holdings, Inc. and subsidiaries, including report of Deloitte & Touche LLP thereon.
	99.3	Management's discussion and analysis of financial condition and results of operations.
The following exhibit is furnished solely pursuant to Regulation FD.
	99.4	Risk factors regarding the Company.

Item 9.    Regulation FD Disclosure

        In connection with the offering of the Notes described in Item 5 of this report, the Company will be providing the nonpublic information cited below to certain broker/dealers, investment advisors, institutional investment managers, investment companies and/or holders of the Company's securities that have not previously been disclosed publicly by the Company which is included herein for informational purposes and included as Exhibit 99.4. This information shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA COMMUNICATIONS SYSTEMS HOLDINGS, INC. (Registrant)
/s/ KEVIN P. HEMENWAY Kevin P. Hemenway Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)

Date: August 7, 2003

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Company Press Release, dated Thursday, August 7, 2003.
99.2	Consolidated financial statements of Alaska Communications Systems Holdings, Inc. and subsidiaries, including report of Deloitte & Touche LLP thereon.
99.3	Management's discussion and analysis of financial condition and results of operations.

        The following exhibit is furnished solely pursuant to Regulation FD.

99.4	Risk factors regarding the Company.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
  Item 9. Regulation FD Disclosure
SIGNATURES
EXHIBIT INDEX